Exhibit 23.5

Expert Consent

As required by Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), and in accordance with Rule 436 thereunder, the undersigned, Arthur D. Little Middle East FZ-LLC, a company incorporated under the laws of the United Arab Emirates, whose registered office is at Level 5, Block C, Dubai Properties HQ Building, Knowledge Village, Dubai, UAE (the “Firm”, “we”, “our”, and “us”) hereby consents to the use of our name in the Registration Statement on Form F-4 and any amendments thereto (the “Registration Statement”) filed by AIR Holdings Limited and AIR Limited with the Securities and Exchange Commission.

We further consent to the use of the information extracted, derived, summarized, quoted or referenced from the report prepared by us entitled “Market Assessment Report – AIR,” concerning AIR’s target sectors and focus markets (the “2025 Market Assessment Report”) cited in the Registration Statement.

Arthur D. Little Middle East FZ-LLC
By:	/s/ Thomas Kuruvilla
Name:
Thomas Kuruvilla
Title
General Manager

Date: 25/03/2026